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                                                                EXHIBIT 5

                      CRITCHFIELD, CRITCHFIELD & JOHNSTON
                                ATTORNEYS AT LAW
WALTER C. GROSJEAN          225 NORTH MARKET STREET
LINCOLN OVIATT                    P. O. BOX 488            ROBERT CRITCHFIELD
JOHN T. WIGHAM               WOOSTER, OH 44691-0488          (1903-1981)
JOHN R. WALTMAN                     ______
JOHN C. JOHNSON III              (216) 264-4444            HENRY B. CRITCHFIELD
DANIEL H. PLUMLY           TELECOPIER (216)263-9278           (1905-1980)
J. DOUGLAS DRUSHAL                  ______
DANIEL L. MATHIE               IN MILLERSBURG
CHRISTOPHER M. MILLIK         SCHULER LAW FIRM             JOHN C. JOHNSON, JR.
PEGGY J. SCHMITZ      CRITCHFIELD, CRITCHFIELD & JOHNSON       (RETIRED)
BONNIE C. DRUSHAL    EN  138 E. JACKSON STREET, SUITE A
ROBERT C. BERRY             MILLERSBURG, OH 44654-1294     JUDSON C. SCHULER
SUSAN E. BAKER                (216) 674-3055               JOHN W. SCHULER
GARRETT M. ROACH           TELECOPIER (216) 674-4469           (COUNSEL)
STEVEN J. SHROCK
DAVID J. WIGHAM


                                 July 29, 1994



Rubbermaid Incorporated
1147 Akron Road
Wooster, Oh 44691

Gentlemen:

     We have served as counsel to Rubbermaid Incorporated, an Ohio corporation ("Rubbermaid"), in matters relating to: (i) the Agreemant and Plan of Reorganization dated June 15, 1994 ("Merger Agreement") by and among Rubbermaid; Acquico, Inc. (a wholly owned subsidiary of Rubbermaid); Empire Brushes, Inc., a Delaware corporation; National Brush Company, an Illinois corporation; and The Jack Gantz Irrevocable Trust No. 2, The Sarita Gantz Irrevocable Trust No. 3, and The Sarita Gantz Revocable Trust (shareholders of Empire Brushes, Inc. and National Brush Company); (ii) the Real Estate Purchase Agreement dated June 15, 1994, by and among Rubbermaid, Acquico, Inc., and EJG Realty, L.L.C., of Robersonville, North Carolina; and (iii) the Real Estate Purchase Agreement dated June 15, 1994, by and among Rubbermaid, Acquico, Inc., The Gantz Investment Company, of Palm Beach, Florida, and The Gantz Greenville Company, of Palm Beach, Florida

     In rendering this opinion, we have examined certain records of Rubbermaid and made such inquiries of officers and employees of Rubbermaid as we have deemed necessary to enable us to render this opinion.

     Based upon the foregoing and further facts which have been disclosed to us by or on behalf of Rubbermaid, it is our opinion that the shares of common stock which were issued to The Jack Gantz Irrevocable Trust No. 2, The Sarita Gantz Irrevocable Trust No. 3, The Sarita Gantz Revocable Trust, EJG Realty, L.L.C., The Gantz
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Rubbermaid Incorporated
July 29, 1994
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Investment Company, and The Gantz Greenville Company, pursuant to the Merger Agreement and the Real Estate Purchase Agreements were, at the time of issuance, duly authorized, validly issued, fully paid, and nonassessable.

                            Very truly yours,


                            CRITCHFIELD, CRITCHFIELD & JOHNSTON

                            /S/ Lincoln Oviatt
                            ------------------------------------
                                Lincoln Oviatt


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